UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 30, 2017

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 30, 2017, the Board of Directors of Inspired Entertainment, Inc. (“Inspired” or the “Company”) approved the appointments of Stewart Baker as Chief Financial Officer of the Company, Steven Holmes as Chief Legal Officer of the Company and Lee Gregory as Chief Commercial Officer (Server Based Gaming Division) of the Company. These individuals were part of the management team of Inspired Gaming Group prior to consummation of the business combination between the Company (formerly known as Hydra Industries Acquisition Corp.) and Inspired Gaming Group on December 23, 2016 (the “Business Combination”).

Mr. Baker, 33, Chief Financial Officer, joined Inspired Gaming Group in September 2014. Prior to being appointed Chief Financial Officer, Mr. Baker served as Director of Finance for Inspired Gaming Group from October 2015 to January 2017 and as Group Financial Controller for Inspired Gaming Group from September 2014 to October 2015. From 2009 to 2014, Mr. Baker was employed by Experian Plc, a leading global information services company, serving in various positions, including Divisional Financial Controller. Mr. Baker previously worked as a Chartered Accountant at Deloitte LLP. Mr. Baker holds a BSc in Economics from the University of Sheffield (UK), where he was awarded the Knoop Prize.

Mr. Baker has a continuing employment agreement with a subsidiary of the Company, Inspired Gaming (UK) Limited (“Gaming UK”), dated June 2014, as amended, that does not have a set term. His compensation includes a base salary of £110,000 with the opportunity to receive a bonus of up to 50% of his base salary based on achievement of performance objectives at the discretion of Gaming UK. Mr. Baker’s agreement includes a notice provision that requires the party electing to terminate the agreement to provide six months’ notice, provided that, in lieu of such notice, Gaming UK may terminate with immediate effect by paying a sum equivalent to the base salary otherwise payable during the notice period; and provided further, that no such payment is due in the event of Mr. Baker’s termination for cause, including due to a material breach of the agreement, gross misconduct or negligence. Mr. Baker participates in an employer pension program, under which he receives employer contributions equal to 7% of his base salary, and he receives an annual car allowance in the amount of £13,900. Under the employment agreement, Mr. Baker remains subject to certain restrictive covenants, including, among other things, non-solicitation and non-competition provisions for a period of six months after termination of his employment and concerning confidentiality.

Mr. Holmes, 44, Chief Legal Officer, joined Inspired Gaming Group in March 2007 and became its General Counsel in March 2009. Mr. Holmes is responsible for all of the legal requirements of Inspired Gaming Group. Prior to joining Inspired Gaming Group, Mr. Holmes held positions at Nortel Networks on the commercial/intellectual property team, at Siemens and at British Gas plc, where he negotiated contracts. Mr. Holmes holds an LLB (with honors) in law from the University of Hull (UK), a Master’s degree in Information Technology and Telecommunications Law with distinction from the University of Strathclyde (UK) and completed the solicitor legal practice course with distinction at the University of Westminster (UK).

Mr. Holmes has a continuing employment agreement with Gaming UK, dated July 2010, that does not have a set term. His compensation includes a base salary of £160,000 with the opportunity to receive a bonus of up to 50% of his base salary based on achievement of performance objectives at the discretion of Gaming UK. Mr. Holmes’ agreement includes a notice provision that requires the party electing to terminate the agreement to provide twelve months’ notice, provided that, in lieu thereof, Gaming UK may terminate with immediate effect by paying a sum equivalent to the base salary otherwise payable during the notice period; and provided further, that no such payment is due upon termination of Mr. Holmes’ employment due to retirement or for cause, including due to a material breach of the agreement, gross misconduct or negligence. Mr. Holmes participates in an employer pension program, under which he receives employer contributions equal to 15% of his base salary, and he receives an annual car allowance in the amount of £13,900. Under the employment agreement, Mr. Holmes remains subject to certain restrictive covenants after his employment terminates, including, among other things, a non-solicitation provision for a period of six months, a non-competition provision for a period of three months and concerning confidentiality.

Mr. Gregory, 49, Chief Commercial Officer (SBG Division), joined Inspired Gaming Group in 1984 and assumed the position of Chief Commercial Officer, with responsibility for the global SBG market, in 2015. From 2012 to 2015, Mr. Gregory served as Inspired Gaming Group’s Senior Vice President with responsibility for the company’s home market in the United Kingdom, which is its largest market. Mr. Gregory has more than thirty years of gaming market experience, including in product and game development with responsibility for all types of development programs. Mr. Gregory created and implemented a diversified portfolio of United Kingdom gaming brands. Mr. Gregory holds a Master’s Degree in Business Administration.

Mr. Gregory has a continuing employment agreement with Gaming UK, dated October 2008, as amended, that does not have a set term. His compensation includes a base salary of £200,000 with the opportunity to receive a bonus of up to 50% of his base salary based on achievement of performance objectives at the discretion of Gaming UK. Mr. Gregory’s agreement contains a notice provision that requires the party electing to terminate the agreement to provide twelve months’ notice, provided that, in lieu thereof, Gaming UK may terminate with immediate effect by paying a sum equivalent to the base salary otherwise payable during the notice period; and provided further, that no such payment is due upon termination of Mr. Gregory’s employment due to retirement or for cause, including due to a material breach of the agreement, gross misconduct or negligence. Mr. Gregory participates in an employer pension program, under which he receives employer contributions equal to 15% of his base salary, and he receives an annual car allowance in the amount of £13,900. Under the employment agreement, Mr. Gregory remains subject to certain restrictive covenants after his employment terminates, including, among other things, a non-solicitation provision for a period of six months, a non-competition provision for a period of three months and concerning confidentiality.

Stock Awards

Messrs. Baker, Holmes and Gregory each received a grant of restricted stock units from the Company on December 29, 2016 under the Company’s 2016 Long-Term Incentive Plan (the “2016 Plan”) in the amounts of 39,603, 118,735 and 118,736, respectively. The vesting of such awards is subject to certain conditions set forth in the form of Restricted Stock Unit award agreements for the 2016 Plan furnished as Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2016. One-third of the awards will vest on the first anniversary of the closing of the Business Combination, provided that a period of at least 30 consecutive trading days has elapsed during which the average of the closing prices of the Company’s common stock was equal to or greater than $12.50 per share; another one-third of the awards will vest on the second anniversary of the closing of the Business Combination, provided that for a period of at least 30 consecutive trading days such average of the closing prices was equal to or greater than $15.00 per share; and the final one-third of the awards will vest on the third anniversary of the closing of the Business Combination, provided that for a period of at least 30 consecutive trading days such average of the closing prices was equal to or greater than $17.50 per share. If a specified price threshold applicable to any anniversary date has not been achieved prior to such date, the portion of the awards subject to that price threshold will vest on the first date thereafter when that price threshold is achieved.

In addition, Messrs. Holmes and Gregory each received a transaction bonus in connection with the Business Combination consisting of a cash payment of £100,000 and a grant of 12,560 Restricted Stock Units on December 29, 2016 under the Company’s Second Long-Term Incentive Plan (the “Second Plan”), which was adopted by the Company’s Board of Directors on December 22, 2016 subject to approval by stockholders at the Company’s next meeting of stockholders. Except in the event of termination of employment due to “bad leaver status,” the Restricted Stock Units shall vest on the earliest of (i) December 23, 2019 (the third anniversary of the closing of the Business Combination), (ii) the holder's death, (iii) the holder's “disability” and (iv) the closing of a “change in control” (as such terms are defined in the form of Restricted Stock Unit award agreement for the Second Plan furnished as Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2016).

Former Executive Officers

George Peng and Martin Schloss, who served as Chief Financial Officer and General Counsel of the Company, respectively, prior to the closing of the Company’s Business Combination with Inspired Gaming Group are no longer serving in such capacities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2017, the Board of Directors of the Company approved a change in the Company’s fiscal year end to September 30th from December 31st. The change in fiscal year is effective for the Company’s 2016-2017 fiscal year, which began on October 1, 2016 and will end on September 30, 2017. The Company intends to file a transition report on Form 10-Q for the period from October 1, 2016 to December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2017

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman